Exhibit 10.3

Certain identified information has been excluded because it is not material and would be competitively harmful if disclosed.

SOLAR CONSTRUCTION LENDING, LLC

First AMENDMENT to
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Amendment”) of Solar Construction Lending, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of January 8, 2018, by and among Renewable Energy Lending, LLC, a Delaware limited liability company, and [Affiliate of Fundamental Advisors, LP], a Delaware limited Liability company;

Whereas, the Members are party to that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of November 7, 2016 (as heretofore amended, supplemented or otherwise modified, the “Existing Operating Agreement”);

Whereas, the Members desire to amend the Existing Operating Agreement to reflect certain matters with respect Hunt Investment Management, LLC, a Delaware limited liability company (“Hunt”), becoming the Manager of the Administrative Member of the Company;

Whereas, Section 7.1(D)(xix) of the Existing Operating Agreement permits amendment only with the affirmative written consent of the Members; and

Whereas, capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Existing Operating Agreement.

Now, Therefore, in consideration of the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to Existing Operating Agreement.

(a)Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

“Hunt” means Hunt Investment Management, LLC, a Delaware limited liability company.

(b)The last sentence of Section 7.1(F)(i) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“The Annual Budget shall be presented in the form of a budget of Hunt regarding the Company, SPL, SDL and REL with detailed allocations of certain expenses expected to be incurred directly by the Company, SPL, SDL and REL as well as the operating expenses of Hunt that are necessary for the Administrative Member to perform its duties under this Agreement, the REL Operating  Agreement, the Management Agreement (as defined in the REL Operating Agreement), the SDL Operating Agreement and the SPL Operating Agreement, it being acknowledged and agreed that (i) Hunt's operating expenses will be paid directly by Hunt and reimbursed (for the avoidance of doubt, to the extent in respect of SDL, SCL or SPL) solely through the Administrative Member Cost Reimbursement Fee paid by the Company, REL, SDL and SPL pursuant to the allocation set forth in Section 7.5 hereof, and (ii) the only REL costs, or Hunt costs related to REL, that will be reflected in the Annual Budget as payable by the Company, SDL or SPL will be the Hunt costs related to REL that will be payable to REL through such Administrative Member Cost Reimbursement Fee.”

(c)A new final sentence of Section 7.5 is hereby added as follows:  “If at any time Hunt is removed as the “Administrative Member” under the SDL Operating Agreement by “Fundamental” (as defined in the SDL Operating Agreement), or is removed as such “Administrative Member” pursuant to the last sentence of Section 7.1(E) of the SDL Operating Agreement, then, with effect from and after such removal, the Administrative Member Cost Reimbursement Fee shall be calculated as above in this Section 7.5 disregarding SDL and the SDL Operating Agreement in all respects (including without limitation disregarding any costs related to SDL and any Investments originated by, or held in, SDL), and (without limiting the generality of the foregoing) the term “SCL/REL/SDL/SPL Administrative Member” shall be applied excluding the “Administrative Member” under the SDL Operating Agreement.

2.Miscellaneous.

(a)Except as specifically modified or supplemented herein, the Existing Operating Agreement shall remain in full force and effect.  If any conflict exists between the provisions in this Amendment and the Existing Operating Agreement, this Amendment shall control.  The Existing Operating Agreement, as amended and supplemented by this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter of this Amendment, and contains all of the covenants and agreements of the parties hereto with respect thereto.  This Amendment may not be altered, changed or amended except by an instrument in writing signed by all parties hereto.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  All section headings of this Amendment are inserted solely as a matter of convenience and for reference, and are not a substantive part of this Amendment.  The recitals hereto are hereby incorporated by reference into and form an integral part of this Amendment.

(b)This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

(c)This Amendment may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(d)By their execution of this Amendment, the undersigned Members and the Administrative Member hereby confirm that they are duly authorized to execute this Amendment and any necessary requisite approval has been obtained with respect to this Amendment and all matters set forth herein.

3.Effectiveness.

This Amendment shall be effective upon (but only upon) the occurrence, prior to or on (but not after) January 31, 2018, of (i) the “Specified Sections Effective Date” under and accordance with that certain First Amendment to Limited Liability Company Operating Agreement of Solar Development Lending, LLC and (ii) the “Consent Effective Date” under and in accordance with that certain Consent to Assignment of Renewable Energy Lending, LLC Management Agreement, by and between REL and MEC, and acknowledged for limited purposes by RDH, each being executed contemporaneously herewith.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

[AFFILIATE OF FUNDAMENTAL ADVISORS, LP]

By:	[Affiliate of Fundamental Advisors, LP], its managing member

	By:	[Affiliate of Fundamental Advisors, LP], its general member

	By:	/s/Laurence Gottlieb
		Name:	Laurence Gottlieb
		Title:	Managing Member

RENEWABLE ENERGY LENDING, LLC

By:	Renewable Developer Holdings, LLC
Its:	Member

	By:	/s/Joshua Peck
		Name:	Joshua Peck
		Title:	Vice President

[Signature Page to First Amendment to SCL Limited Liability Company Operating Agreement]